COMPENSATION PLAN AGREEMENT

         This Compensation Plan Agreement (the "Agreement") is entered into as of this 10th day of July, 2000 by and between WatchOut! Inc., a Utah corporation whose address is 20283 State Road 7, Suite 400, Boca Raton, FL 33498 (the "Company") and Todd Violette, an individual, whose mailing address is 7272 Wisconsin Ave., #300, Bethesda, MD 20814 (the "Consultant").

         WHEREAS, Consultant is skilled as a web design and marketing as well as software design and accepts this engagement in accordance with the terms and provisions contained herein;

         WHEREAS, the Company desires to continue engage Consultant as set forth herein.

         NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.

         1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Agreement.

         2. Consultant shall assist the Company in the preparation of a business development plan for the Company; development of the Company's website and marketing plan to promote said new website; provide hosting services for said website, develop billing, collections, accounting, distribution/logistics and customer relationship management systems, and related work, as more fully set forth herein.

         3. Consultant shall strictly adhere to all the rules and regulations of the Company which are presently in force or which may be established hereafter from time to time


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                  pertaining to employees and independent contractors as
                  permitted by law. Consultant shall continue and maintain the Company's standards of uniformity and quality with respect to all services that it performs on behalf of the Company.

         4. Consultant agrees and warrants that he/she has not been retained by the Company for any of the following activities and/or purposes:

                           a) for capital raising or for promotional activities regarding the Company's securities;

                           b) to directly or indirectly promote or maintain a market for the Company's securities;

                           c) to act as a conduit to distribute S-8 Securities to the general public;

                           d) to render investor relations, services or shareholder communications services to the Company;

                           e) to render advice to the Company regarding the arrangement or effecting of mergers involving the Company that have the effect of taking a private company public.

         5. Consultant may not enter into any agreement in the name of the Company or otherwise bind the Company in any way without the express written consent of the Company. Any agreements which the Consultant enters into in the name of the Company without said express written consent shall not be binding upon the Company.

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


         6. Consultant shall not be obligated to devote its full time efforts towards the affairs of the Company. Rather, Consultant shall devote so much of its time to fulfill Consultant's obligations hereunder.

         7. During the term of this Agreement, as compensation for his services hereunder, the Company shall pay the Consultant 200,000 shares of its free trading S-8 stock.

         8. The term of this Agreement shall commence on the date hereof and shall continue for the later of: a) a period of 60 days after the date of this Agreement; or b) the time that Consultant has completed its scope of work as set forth herein.

         9. Upon any breach of this Agreement by the Consultant, the Company, in addition to all other remedies that it may have at law or equity, shall be entitled to injunctive relief without being required to prove the inadequacy of the remedies available at law and without being required to post bond or other security, it being acknowledged and agreed that any breach or threatened breach of this Agreement will cause irreparable harm to the Company and that money damages will not provide an adequate remedy.

         10. This Agreement constitutes the entire Agreement of the parties hereto and supersedes all prior oral and written agreements between the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any provision hereof may be changed in whole or in part unless done so in writing, signed by the parties hereto. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Palm Beach, County Florida. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs


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                  including reasonable attorney's fees and those that may be incurred on appeal. The waiver by the Company of any breach of any provision of this Agreement by the Consultant shall not operate or be construed as a waiver or any subsequent breach by the Consultant.

         11. The agreement dated July 5, 2000 by and between Cavalcade Sports Network, Inc. d/b/a Cormax Business Solutions ("Cavalcade") and the Company (the "Cavalcade Agreement") is incorporated herein by reference. However, the obligations of Cavalcade as set forth in the Cavalcade Agreement shall be the responsibility of Consultant. Consultant, rather than Cavalcade, shall be entitled to compensation as set forth herein. Cavalcade shall not be entitled to receive any compensation directly from the Company. By executing below, Consultant represents and warrants that Cavalcade consents to the modification of the Cavalcade Agreement and its incorporation into this Agreement and shall indemnify and hold the Company harmless against any and all losses, claims, damages or expenses associated with the breach of said representations and warranties.

         12. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

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         IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

     CONSULTANT:                                     COMPANY:
                                                  WATCHOUT! INC.

/s/ Todd Violette                             By: /s/ Mel Broussard
----------------------------                      ----------------------------
Todd Violette                                    Mel Broussard, President
                                                 For the Firm


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